UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2009

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Loan Agreement

On April 6, 2009, KVH Industries, Inc. (the “Company”) entered into a loan agreement with Bank of America, N.A. (the “Bank”), providing for an advance of $4,000,000 (the “Loan”). The loan is secured by a mortgage on the real property at 50 Enterprise Center, Middletown, Rhode Island. The term of the loan is from April 6, 2009 until April 6, 2019 (the “Term”). During the term, the interest rate will be equal to the British Bankers Association Libor Rate plus 2.25 percentage points.

The foregoing description of the Loan is qualified in its entirety by reference to the Loan Agreement filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated April 6, 2009 by and among KVH Industries, Inc., (the “Borrower”), and Bank of America, N.A. (the “Bank”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: April 8, 2009	BY:	/s/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated April 6, 2009 by and among KVH Industries, Inc., (the “Borrower”), and Bank of America, N.A. (the “Bank”).